Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No.1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedule of the Willis 401(k) Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the Willis 401(k) Retirement Savings Plan for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Nashville, Tennessee
June 26, 2009